EXHIBIT 99.1

This Statement on Form 3 is filed by: (i) Apollo S3 Holdings (ASPM AIV), L.P., (ii) Apollo S3 Advisors, L.P., (iii) Sliders Advisors GP, LLC, and (iv) APH Holdings (DC), L.P.

Name of Designated Filer: Apollo S3 Holdings (ASPM AIV), L.P.

Date of Event Requiring Statement: October 11, 2024

Issuer Name and Ticker or Trading Symbol: Apollo S3 Private Markets Fund

Apollo S3 Holdings (ASPM AIV), L.P.

By:	Apollo S3 Advisors, L.P., its general partner
By:	Sliders Advisors GP, LLC, its general partner

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Apollo S3 Advisors, L.P.

By:	Sliders Advisors GP, LLC

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Sliders Advisors GP, LLC

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

APH Holdings (DC), L.P.

By:	Apollo Principal Holdings B GP, LLC, its general partner

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President